Exhibit 99.1

Walmart Agrees to Acquire VIZIO HOLDING CORP. to Facilitate

Accelerated Growth of Walmart Connect through VIZIO’s SmartCast

Operating System

Advertising revenue from VIZIO’s innovative and customer-centric operating system accounts for the majority of the company’s growth in the last five years

BENTONVILLE, AR and IRVINE, CA, February 20,2024 – Today, Walmart and VIZIO announced they have entered into an agreement for Walmart to acquire VIZIO for $11.50 per share in cash, equating to a fully diluted equity value of approximately $2.3 billion.

The acquisition of VIZIO and its SmartCast Operating System (OS) would enable Walmart to connect with and serve its customers in new ways including innovative television and in-home entertainment and media experiences. It would also create new opportunities to help advertisers connect with customers, empowering brands with differentiated and compelling opportunities to engage at scale and to realize greater impact from their advertising spend with Walmart. The combination would be expected to further accelerate Walmart’s media business in the U.S., Walmart Connect, bringing together VIZIO’s advertising solutions business with Walmart’s reach and capabilities. These benefits would be further strengthened by the growth of connected TV platforms and Walmart’s industry-leading TV panel sales.

“There is a lot to be excited about with this acquisition,” said Seth Dallaire, executive vice president and chief revenue officer, Walmart U.S. “We believe VIZIO’s customer-centric operating system provides great viewing experiences at attractive price points. We also believe it enables a profitable advertising business that is rapidly scaling. Our media business, Walmart Connect, is helping brands create meaningful connections with the millions of customers who shop with us each week. We believe the combination of these two businesses would be impactful as we redefine the intersection of retail and entertainment.”

Since its founding in 2002, VIZIO’s mission has been to deliver immersive entertainment and innovative connected home devices to consumers at great value. In recent years, VIZIO’s growing device ecosystem and its Smart TV operating system, SmartCast, have amassed over 18 million active accounts growing approximately 400 percent since 2018. VIZIO has built this customer-centric platform on its devices enabling users to stream content for free by watching ads. Building on this foundation, VIZIO created an advertising business that has continued to grow while enabling marketers to reach consumers at scale. VIZIO’s platform has over 500 direct advertiser relationships, including many of the Fortune 500. VIZIO’s Platform+ business, which consists largely of its advertising business, now accounts for a majority of the company’s gross profit.

“We believe this is the ideal next chapter in VIZIO’s history. By bringing our capabilities and resources together, we’ll drive innovation and create even more value for our customers,” said William Wang, chief executive officer of VIZIO. “Walmart’s approach is aligned with VIZIO’s mission and vision, and our technology will help bring a scaled, connected TV advertising platform to Walmart Connect. This transaction delivers immediate and compelling value to VIZIO stockholders and is a true testament to the hard work of the entire VIZIO team.”

Walmart Connect, the retailer’s closed-loop omnichannel media business, grew 30 percent for fiscal year 2024. The business offers Walmart suppliers and sellers attractive opportunities to reach their desired customers no matter where, how, and when they shop. The company continues to innovate to bring to life distinct omnichannel solutions for advertisers of all sizes and accelerate shared growth.

Transaction Details

•	The transaction is subject to regulatory clearance and other closing conditions specified in the merger agreement.

•	VIZIO’s Board of Directors has unanimously approved the transaction.

•

VIZIO stockholders (including Mr. Wang and his affiliates) holding approximately 89% of the voting power of VIZIO’s outstanding common shares have approved the transaction. No other stockholder approval is required to complete the transaction.

•

VIZIO has the right to terminate the transaction within a 45-day period if, subject to the terms and conditions of the merger agreement, VIZIO receives and accepts a “Superior Offer” as defined in the merger agreement.

•	Upon completion of the transaction, VIZIO’s Class A common stock will no longer be publicly listed.

•

Due to certain transaction-related costs associated with the acquisition, including for talent retention and technology integration, Walmart expects the transaction to be slightly dilutive to EPS in the near term.

•	To finance the acquisition, Walmart plans to use cash and/or debt. The transaction is not subject to a financing condition.

•	IRR for this transaction is expected to be ahead of Walmart’s reported ROI.

•	Following the completion of the transaction, VIZIO’s business will be reported as part of the Walmart U.S. segment.

About Walmart

Walmart Inc. (NYSE: WMT) is a people-led, tech-powered omnichannel retailer helping people save money and live better—anytime and anywhere—in stores, online, and through their mobile devices. Each week, approximately 255 million customers and members visit more than 10,500 stores and numerous eCommerce websites in 19 countries. With fiscal year 2024 revenue of $648 billion, Walmart employs approximately 2.1 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy, and employment opportunity. Additional information about Walmart can be found by visiting corporate.walmart.com, on Facebook at facebook.com/walmart, on X (formerly known as Twitter) at twitter.com/walmart, and on LinkedIn at linkedin.com/company/walmart.

About VIZIO

Founded and headquartered in Orange County, California, our mission at VIZIO Holding Corp. (NYSE: VZIO) is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. We are driving the future of televisions through our integrated platform of cutting-edge Smart TVs and powerful operating system. We also offer a portfolio of innovative sound bars that deliver consumers an elevated audio experience. Our platform gives content providers more ways to distribute their content and advertisers more tools to connect with the right audience.

Forward Looking Statements

This release contains “forward looking statements” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to enjoy the protection of the safe harbor for forward-looking statements created thereunder, including Walmart management’s guidance regarding the impact of the transaction on Walmart, including the EPS impact, internal rate of return (IRR), and potential benefits to Walmart and Walmart Connect of the transaction, as well as statements about Walmart Connect, including its growth and innovation. Actual outcomes or results could differ materially from the forward-looking statements as a result of: changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including conditions to the completion of the acquisition, such as required regulatory clearance, not being satisfied; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; Walmart and Walmart Connect being unable to achieve the anticipated benefits of the transaction; the acquired business not performing as expected; Walmart assuming unexpected risks, liabilities and obligations of the acquired business; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to the parties’ operations and financial performance discussed in their respective filings with the SEC. You should read this release in conjunction with Walmart’s Annual Report on Form 10-K for the year ended January 31, 2023, and VIZIO’s Annual Report on Form 10-K for the year ended December 31, 2022, and each party’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should consider all of the risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this release. Walmart and VIZIO cannot assure you that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on our operations or financial performance. Such forward-looking statements are made as of the date of this release, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable laws.

Contacts

Walmart

Investor Relations contact: Steph Wissink – ir@walmart.com

Media Relations contact: Molly Blakeman – (800) 331-0085

VIZIO

Investor Relations contact: Michael Marks – ir@VIZIO.com

Media Relations contact: Kelsey Markovich/Leah Polito – VIZIO@fgsglobal.com